SECOND AMENDMENT TO
SECURITIES LENDING AGREEMENT
THIS SECOND AMENDMENT TO SECURITIES LENDING AGREEMENT ("Amendment") is made and entered into effective as of August 10, 2021, by and between U.S. BANK NATIONAL ASSOCIATION ("Bank") and MANAGER DIRECTED PORTFOLIOS, on behalf of each respective series identified in Exhibit A attached to the Agreement (each such series hereinafter referred to as a separate "Customer").
WITNESSETH:
WHEREAS, Customer and Bank are parties to that certain Securities Lending Agreement dated effective as of July 3, 2017, as amended from time to time ("Agreement"); and
WHEREAS, the parties desire to amend the Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual premises, covenants and undertakings set forth herein, the parties hereto agree as follows:
1.    Customer Information Sheet. The Customer Information Sheet attached as Exhibit A to the Agreement shall hereby be deleted and replaced by the Customer Information Sheet attached as Exhibit A to this Amendment.
2.    No Further Effect. Except as expressly amended or modified hereby, all terms and conditions of the Agreement shall remain in full force and effect. This Amendment shall be deemed incorporated into and a part of the Agreement.
3.    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first above-written.

MANAGER DIRECTED PORTFOLIOS	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Alyssa M. Bernard	By: /s/ Anita M. Zagrodnik
Name: Alyssa M. Bernard	Name: Anita M. Zagrodnik
Title: Vice President and Secretary	Title: Senior Vice President

EXHIBIT A
CUSTOMER INFORMATION SHEET

Please provide the Bank with the following information:
Name: MANAGER DIRECTED PORTFOLIOS
Tax identification number: _______________________________________
(for multiple tax identification numbers, please use the bottom half of this page)
Principal place of business:
U.S. Bank Global Fund Services
615 East Michigan Street
Milwaukee, Wisconsin 53202
State and nation of incorporation or organization:
Delaware, USA
Address (or the address of
your registered agent) within
state of incorporation or organization:
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
If multiple legal entities will be lending securities under this Customer Agreement, please list the name of each entity and its unique tax identification number below (attach additional pages if necessary):

Name	Tax ID
Hood River Small-Cap Growth Fund	57-1138125
Hood River International Opportunity Fund	87-1437380

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